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                                                                     Exhibit (i)

                  April 28, 2004

                  Russell Investment Funds
                  909 A Street
BOSTON            Tacoma, Washington 98402

BRUSSELS          Re: Registration Statement on Form N-1A

CHARLOTTE         Dear Sir or Madam:

FRANKFURT         As counsel for Russell Investment Funds (the "Trust"), we are familiar with the registration of the Trust under the
HARRISBURG        Investment Company Act of 1940, as amended (the "1940 Act")
                  (File No. 811-5371), and Post-Effective Amendment No. 18 to
HARTFORD          the Trust's registration statement relating to the shares of beneficial interest (the "Shares") of the six series of the
LONDON            Trust (the "Funds") being filed under the Securities Act of
                  1933, as amended (File No. 33-18030) ("Post-Effective
LUXEMBOURG        Amendment No. 18"). We have also examined such other records of the Trust, agreements, documents and instruments as we
MUNICH            deemed appropriate.

NEW YORK          Based upon the foregoing, it is our opinion that the Shares have been duly authorized and, when issued and sold at the
NEWPORT BEACH     public offering price contemplated by the prospectuses for the
                  Funds and delivered by the Trust against receipt of the net
PALO ALTO         asset value of the Shares, will be issued as fully paid and nonassessable Shares of the Trust.

PARIS             We consent to the filing of this opinion on behalf of the
                  Trust with the Securities and Exchange Commission in
PHILADELPHIA      connection with the filing of Post-Effective Amendment No. 18.

PRINCETON         Very truly yours,

SAN FRANCISCO     /s/ Dechert LLP

WASHINGTON

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